Exhibit 16.1

March 22, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549-7581

Dear Sirs/Madams:

We have read Item 4.01 of Adverum Biotechnologies Inc.’s Form 8-K dated March 22, 2018, and have the following comments:

1.	We agree with the statement made in the second to last sentence in paragraph 1 and the statements made in paragraphs 2, 3 and 4.

2.	We have no basis on which to agree or disagree with the remaining statements made in paragraphs 1 and 5.

Yours truly,

/s/ Deloitte & Touche LLP

San Jose, CA